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                                                                      EXHIBIT 23

                              ACCOUNTANTS' CONSENT



The Board of Directors
Matria Healthcare, Inc.


We consent to incorporation by reference in the registration statement (Nos. 333-781, 333-02283, and 333-11143) on Form S-8 of Matria Healthcare, Inc. of our reports dated March 6, 1998, relating to the consolidated balance sheets of Matria Healthcare, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1997, and the related financial statement schedule, which reports appear in the 1997 annual report on Form 10-K of Matria Healthcare, Inc.

                                        /s/ KPMG Peat Marwick LLP

                                        KPMG PEAT MARWICK LLP


Atlanta, Georgia
March 26, 1998
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                                                                      EXHIBIT 23

                         REPORT OF INDEPENDENT AUDITORS




Shareholders and Board of Directors
Tokos Medical Corporation (Delaware)

We have audited the consolidated balance sheet of Tokos Medical Corporation (Delaware) and subsidiaries as of December 31, 1995 (not presented separately herein), and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. Our audits also included the financial statement schedule listed in the index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tokos Medical Corporation (Delaware) at December 31, 1995, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP



Orange County, California
February 22, 1996, except for Note 13,
as to which the date is March 8, 1996